SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 24, 2025
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 W. 14th Street,, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 641-6500
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SNV	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	SNV-PrD	New York Stock Exchange
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E	SNV-PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2025 Annual Meeting of Shareholders was held on April 24, 2025. The following is a summary of the proposals that were submitted to the shareholders for approval and a tabulation of the votes with respect to each proposal.

Proposal 1

The following 11 nominees named in the proxy statement for the Company’s 2025 Annual Meeting of Shareholders were elected by majority vote.

Nominee	Votes For	Vote Against	Abstentions
Stacy Apter	111,618,470	333,024	178,545
Tim Bentsen	110,046,059	1,931,413	152,567
Kevin Blair	108,613,341	3,368,491	148,207
Pedro Cherry	111,780,926	203,169	145,944
John Irby	111,422,151	549,164	158,724
Gregory Montana	111,888,435	59,522	182,082
Diana M. Murphy	99,965,641	12,033,130	131,268
Harris Pastides	110,353,869	1,608,568	167,602
Barry L. Storey	109,916,900	2,048,598	164,541
Alexandra Villoch	111,439,600	538,111	152,328
Teresa White	111,419,150	547,109	163,780

There were 17,333,397 broker non-votes for each director on this proposal.

Proposal 2

An advisory vote on the compensation of the Company’s named executive officers as determined by the Compensation and Human Capital Committee was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
109,526,845	2,367,962	235,232	17,333,397

Proposal 3

The appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ended December 31, 2025 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,031,966	2,310,507	120,963	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: April 25, 2025	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President and General Counsel